Silgan	Exhibit 99.1
Holdings Inc.

Silgan Announces Strategic Portfolio Acceleration;

Establishes Partnership to Acquire Trivium

Creates a $7.3 Billion Diversified Global Metal Packaging Business

Providing Recyclable Solutions for Food and Beverage Markets

Establishes Two Differentiated Packaging Platforms, Metal Packaging and Dispensing Solutions,

with Enhanced Flexibility to Create Value for Shareholders and Customers

Metal Packaging Partnership with American Industrial Partners

Provides ~$2.3 Billion of Cash Proceeds to Silgan and 60% Ownership in the Partnership

Transaction Expected to Drive at least 15% Accretion to Silgan Adjusted EPS and Free Cash Flow, Including Expected Synergies of $225 Million

Silgan to Host Conference Call Today at 8:00 a.m. ET

NORWALK, Conn., AMSTERDAM and NEW YORK – October 19, 2026 – Silgan Holdings Inc. (NYSE: SLGN) (“Silgan” or the “Company”), Trivium Packaging B.V. (“Trivium”), and funds affiliated with American Industrial Partners (“AIP”) today announced a proposed transaction that will combine Silgan’s Metal Containers segment and Food and Beverage Flat Cap Closures businesses with Trivium to create Silgan Metal Containers and Closures (“Silgan MCC”). The combination is a transformational next step that accelerates Silgan’s portfolio evolution and will create a best-in-class global supplier of metal packaging for essential consumer products, with complementary operations principally in North America and Europe.

The all-cash acquisition values Trivium at an enterprise value of approximately $3.4 billion, representing 7.1x last twelve months (“LTM”) Adjusted EBITDA, or 4.8x LTM Adjusted EBITDA including expected synergies of $225 million1. The transaction also values Silgan’s contributed Metal Containers segment and Food and Beverage Flat Cap Closures businesses at an enterprise value of $3.8 billion, representing 8.1x LTM Adjusted EBITDA1.

In connection with the formation and capitalization of Silgan MCC, Silgan will receive approximately $2.3 billion of cash proceeds, which will be used to retire certain existing debt, and retain 60% controlling ownership interest in Silgan MCC. AIP will own the remaining 40% interest and contribute approximately $1.0 billion of cash equity to support the acquisition and future growth of the business. The remaining Silgan MCC capitalization will be provided by fully-committed debt financing, and the partnership will establish an independent balance sheet that will be fully consolidated into Silgan’s financial statements.

Silgan’s Dispensing and Custom Containers businesses will be combined into one segment and remain wholly owned by Silgan. The new segment, which will be named Silgan Dispensing Solutions, will operate as a premium specialty packaging platform serving attractive end markets with differentiated products.

[1]

LTM Adjusted EBITDA figures as of June 30, 2026. Adjusted EPS and Adjusted EBITDA are non-GAAP financial measures, and reconciliations to the applicable GAAP financial measures are contained in Appendix B to the presentation given by Silgan today.

The funding structure will allow Silgan to capitalize on meaningful synergies, increase flexibility to invest for growth, and position both businesses for future value creation, without requiring meaningful incremental capital on behalf of Silgan shareholders. AIP’s capital contribution and industrial operating expertise will further support Silgan MCC’s value creation objectives.

Commentary

“This strategic portfolio acceleration reflects our commitment to value creation through deliberate portfolio construction and strategic capital deployment, enabled by the strength of our businesses and our exceptional teams. I would like to personally thank Tony Allott and the entire Silgan team for their extensive efforts related to this transaction,” said Adam Greenlee, President and Chief Executive Officer of Silgan. “We have tremendous respect for Trivium and its employees and believe this combination creates an even more differentiated global partner for food and beverage packaging customers. This transaction is expected to generate substantial value for shareholders, delivering approximately $2.3 billion of cash proceeds to Silgan while strengthening our global metal packaging business. At the same time, it establishes two focused packaging platforms, each with distinct strategies and opportunities.”

“Since 2019, Trivium has been a trusted provider of recyclable metal packaging products, serving over 800 customers around the globe. This transaction with Silgan and AIP marks the next step in our evolution, as we collectively continue to deliver valuable packaging solutions to our customers and millions of consumers around the world,” said Michael Mapes, Chief Executive Officer of Trivium. “With Silgan and AIP’s support, we will operate with increased scale and reach to advance our vision of delivering high-quality, innovative, and recyclable packaging products to consumers.”

“Silgan and Trivium are exceptional companies with strong track records, and we are excited to partner with them to help execute this value-creating transaction and capture attractive opportunities for the combined business,” said Dino Cusumano, Managing Partner of AIP. “We look forward to working with the Silgan and Trivium teams to enhance the combined value proposition for customers.”

Compelling Strategic and Financial Benefits

•

Accelerates Silgan portfolio evolution: Establishes two differentiated packaging platforms – Silgan Dispensing Solutions and Silgan MCC – with distinct customer sets, growth opportunities, and capital allocation priorities, positioning both businesses for long-term value creation

•

Creates a premier, customer-focused global business in metal packaging: Brings together Silgan’s and Trivium’s complementary footprints to better serve customers with an extended geographic reach, broader product offering, and greater security of supply. The scale of the combined business unlocks additional opportunities to champion the unique attributes of metal packaging and its sustainability features, innovate for value, and drive costs out of the supply chain – improving the total cost advantage for customers. The predictable, cash-generative nature of this business provides for a compelling investment profile

•

Positions Silgan for accelerated growth: Creates a focused Dispensing Solutions platform, serving premium end markets with enhanced capacity to invest in innovation and customer partnerships. The new segment will increase focus on growth through investment in high-value applications, expansion of capabilities into attractive end markets and targeted inorganic opportunities. Additional financial flexibility provided by this transaction will accelerate opportunities for Dispensing Solutions to drive these strategic initiatives

•

Unlocks substantial and unique synergy opportunity, leveraging Silgan’s proven playbook: Expected to generate $225 million of synergies by the end of year three, through identified procurement, operational, and SG&A initiatives. Annual synergies are expected to be approximately $75 million in year one and $150 million in year two, and the transaction is expected to drive at least 15% adjusted EPS accretion for Silgan inclusive of expected full run-rate synergies

•

Enhances capital allocation flexibility: Delivers $2.3 billion of cash proceeds to Silgan while retaining controlling ownership of Silgan MCC, reducing leverage of Dispensing Solutions and unlocking capital for additional return-generating deployment

•	Increases strategic flexibility: Defines a pathway to initiate a tax-free distribution and create two entities uniquely positioned to achieve their strategic priorities

Transaction Details and Governance

The proposed acquisition of Trivium, which has been unanimously approved by the Silgan Board of Directors, is expected to close mid-2027 and is subject to required regulatory approvals, completion of applicable works council consultation processes, and satisfaction of other customary closing conditions.

In support of the proposed transactions, Silgan MCC has obtained fully-committed debt financing from a consortium of banks, as well as a fully-committed cash equity contribution from funds affiliated with AIP.

Upon completion of the transaction, the Board of Directors of Silgan MCC will be comprised of three directors nominated by Silgan to include Anthony J. Allott, Adam J. Greenlee, and Shawn C. Fabry, as well as two directors nominated by AIP.

Silgan’s headquarters will remain in Norwalk, CT.

Outlook

In addition to announcing this transaction, the Company also confirmed its outlook for adjusted net income per diluted share for the third quarter and full year of 2026.

Conference Call

Silgan will hold a conference call to discuss the proposed acquisition at 8:00 a.m. eastern time, today, October 19, 2026. The conference call audio will be webcast live, and both the webcast and this press release can be accessed at www.silganholdings.com. Those who wish to participate in the conference call via teleconference from the U.S. and Canada should dial (800)-330-6730 and from outside the U.S. and Canada should dial +1 (646)-769-9500. The passcode for the conference call is 104050. The audio webcast can be accessed at www.silganholdings.com and will be available for 90 days thereafter for anyone unable to listen to the live call.

Advisors and Financing

Wells Fargo is serving as lead financial advisor to Silgan. BofA Securities is also serving as a financial advisor in connection with the transaction. Jenner & Block LLP is serving as legal counsel to Silgan, and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor. Sidley Austin LLP is serving as legal counsel to Silgan MCC.

Evercore is serving as lead financial advisor to Trivium and its shareholders. J.P. Morgan and BMO Capital Markets are also serving as financial advisors in connection with the transaction. Weil, Gotshal & Manges LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as legal counsel to Trivium and its shareholders.

Goldman Sachs & Co. LLC is serving as financial advisor to AIP, and Simpson Thacher & Bartlett LLP is serving as legal counsel to AIP.

Wells Fargo, Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, Deutsche Bank Securities, and BofA Securities are providing fully-committed debt financing to Silgan MCC for the transactions.

About Silgan Holdings Inc.

Silgan is a leading supplier of sustainable rigid packaging solutions for the world’s essential consumer products with annual net sales of approximately $6.5 billion in 2025. Silgan operates 120 manufacturing facilities in North and South America, Europe, and Asia. The Company is a leading worldwide supplier of dispensing and specialty closures for fragrance and beauty, food, beverage, personal and health care, home care, and lawn and garden products. Silgan is also a principal supplier of metal containers in North America and Europe for pet and human food and general line products. In addition, the Company is a supplier of custom containers for shelf-stable food and personal care products in North America.

About Trivium Packaging

Trivium is a global supplier of infinitely-recyclable metal packaging for the world’s leading brands. Trivium has 57 locations worldwide and employs 7,200 people, with net sales of approximately $3 billion in 2025. For more information, visit www.TriviumPackaging.com.

About American Industrial Partners

American Industrial Partners is an operational and engineering focused industrial private equity investor with approximately $18 billion in assets under management. AIP seeks to achieve differentiated returns by investing in quality industrial businesses with strong management teams and working with those teams to implement transformative Operating Agendas to build long-term value. The AIP team has deep roots in the industrial economy and has completed over 145 platform and add-on acquisitions and invests in all forms of corporate acquisitions, divestitures, management buyouts, recapitalizations, and going-private transactions. Current AIP portfolio companies generate aggregate annual revenues of approximately $32 billion and employ 74,000+ employees as of March 31, 2026.

Forward-Looking Statements

Statements included in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934, as amended. Such forward looking statements are made based upon management’s expectations and beliefs concerning future events impacting the Company and therefore involve a number of uncertainties and risks, including, but not limited to, those described in the Company’s Annual Report on Form 10-K for 2025 and other filings with the Securities and Exchange Commission. Therefore, the actual results of operations or financial condition of the Company could differ materially from those expressed or implied in such forward looking statements.

Silgan Holdings Inc. Contacts

Investor Relations:

Alexander Hutter

Senior Vice President, Strategy and Investor Relations

AHutter@silgan.com

203-406-3187

Media:

Leigh Parrish / Joseph Sala / Eliza Rothstein

Joele Frank, Wilkinson Brimmer Katcher

Media@silgan.com

212-355-4449

Trivium Packaging Contacts

Investor Relations:

Rogier Kloek

Vice President Treasury, Investor Relations, Insurance

Rogier.Kloek@TriviumPackaging.com

+31 6 2516 4186

Media:

Tiffany Schlarman

Global PR & Marketing Communications Director

communications@triviumpackaging.com

AIP Contacts

Media:

Alex Yankus

Brunswick Group

917-818-5204

AIP@brunswickgroup.com